                                                                   Exhibit 10(n)



                        CONSTELLATION ENERGY GROUP, INC.
                        --------------------------------


                           SUPPLEMENTAL PENSION PLAN
                           -------------------------



                           Effective January 1, 2000

                               TABLE OF CONTENTS


                                                       Page No.
1.   Objective                                             1

2.   Definitions                                           1

3.   Plan Administration                                   4

4.   Eligibility                                           4

5.   Supplemental Pension Benefit                          5
     (a)  Generally                                        5
     (b)  Retirement benefits                              5
          (i)  Eligibility for retirement benefits         5
          (ii) Computation of retirement benefits          5
          (iii)Form of payout of retirement benefits       6
          (iv) Amount, timing, and source of monthly
               retirement benefit payout                   7
          (v)  Amount, timing, and source of lump sum
               retirement benefit payout                   7
          (vi) Death of participant entitled to lump
               sum payout                                  8
     (c)  Entitlement to benefit upon happening of
          certain events                                   8
          (i)  Computation of gross accrued benefit        8
          (ii) Computation of net accrued benefit          9
          (iii)Satisfaction of requirements                9
          (iv) Other events                                10
               (1)  Change in control                      10
               (2)  Plan amendment                         10
               (3)  Involuntary Demotion, Termination
                    From Employment With Constellation
                    Energy Group, or eligibility
                    withdrawal without Cause               11
          (v)  Form of benefit payout                      11
          (vi) Amount, timing and source of benefit
               payout                                      11
          (vii)Death of participant entitled to lump
               sum payout                                  12

6.   Supplemental Survivor Annuity Benefit                 12
     (a)  Survivor annuity benefit                         12
          (i)  Eligibility for survivor annuity benefit    12
          (ii) Computation of survivor annuity benefit     13
          (iii)Form of payout of survivor annuity
               benefits                                    15

          (iv) Amount, timing, and source of monthly
               survivor annuity benefit payout             15
          (v)  Amount, timing, and source of lump sum
               survivor benefit payout                     15
          (vi) Death of surviving spouse entitled to
               lump sum payout.                            16

7.   Miscellaneous                                         16

                        CONSTELLATION ENERGY GROUP, INC.
                        --------------------------------

                           SUPPLEMENTAL PENSION PLAN
                           -------------------------


1.   Objective.  The objective of this Plan is to enhance the benefits provided
     ---------
     to certain officers and key employees of Constellation Energy Group and its subsidiaries in order to attract and retain talented executive personnel.

2.   Definitions.  All words beginning with an initial capital letter and not
     -----------
     otherwise defined herein shall have the meaning set forth in the Pension
     Plan.   All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning
     ----------
     specified below:

     "Annual Base Salary" means an amount determined by adding the monthly base rate of pay amounts (i.e., the types of such pay that are includable in the computation of Pension Plan benefits)earned over the twelve calendar months immediately preceding the month that includes the date of the computation.

     "Average Incentive Award" (or "Average Award") means generally the product of the percentage equal to an average of the two highest of the participant's five immediately prior year award percentages earned under Constellation Energy Group's Executive Annual Incentive Plan, Constellation Energy Group's Senior Management Annual Incentive Plan and/or other Incentive Awards Program multiplied by the participant's annualized base rate of pay amount (i.e., the types of such pay that are includable in the computation of Pension Plan benefits) in effect at the end of the prior year.

     "Benefit Start Date" means the date as of which the participant's benefits, if any, under this Plan commence.

     "Cause" means the participant's (a) failure to comply with Constellation Energy Group policy, (b) deliberate and continual refusal to satisfactorily perform employment duties on substantially a full-time basis, (c) deliberate and continual refusal to act in accordance with any specific instructions of a majority of Constellation Energy Group's Board of Directors, (d) disclosure, without the consent of a majority of Constellation Energy Group's Board of Directors, of confidential information or trade secrets concerning Constellation Energy Group which could be materially damaging to Constellation Energy Group, or
     (e) deliberate misconduct which could be materially damaging to Constellation Energy Group without reasonable good faith belief by the participant that such conduct was in the best interest of Constellation Energy Group.

     "Change in Control" means (a) the purchase or acquisition by any person, entity or group of persons, (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either the outstanding shares of common stock of Constellation Energy Group or the combined voting power of Constellation Energy Group's then outstanding shares of voting securities entitled to a vote generally, or (b) the consummation of, following the approval by the stockholders of Constellation Energy Group of a reorganization, merger, or consolidation of Constellation Energy Group, in each case, with respect to which persons who were stockholders of Constellation Energy Group immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (c) a liquidation or dissolution of Constellation Energy Group or the sale of substantially all of its assets, or (d) a change of more than one-half of the members of the Board of Directors of Constellation Energy Group within a 90-day period for reasons other than the death, disability, or retirement of such members.

     "Committee" means the Committee on Management of the Board of Directors of Constellation Energy Group.

     "Constellation Energy Group" means Constellation Energy Group, Inc., a Maryland corporation, or its successor.

     "Constellation Energy Group's Executive Annual Incentive Plan" means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

     "Constellation Energy Group's Senior Management Annual Incentive Plan" means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

     "Demotion" means a transfer to a position with Constellation Energy Group or a subsidiary of Constellation Energy Group that either (a) is substantially below the position in which the participant was employed on the date of transfer, or (b) results in a substantial reduction in pay when compared to the participant's pay on the date of the transfer. Whether a position is a substantially below another position shall be determined in the reasonable discretion of the Committee, with reference to factors including whether the participant retains principal responsibility for a department or division, and whether the participant remains eligible for the perquisites enjoyed by the participant before the position change.

     "Early Receipt Reduction Factor" means 100% less .25% for each month that the participant is less than age 62 on the participant's Benefit Start Date.

     "Interest Rate" means the rate equal to the average monthly 30-year Treasury bond rate for the second calendar quarter preceding the computation date, less 50 basis points.

     "Internal Revenue Code Limitations" means the limitations under Sections 415 and/or 401(a)(17) of the Internal Revenue Code.

     "LTD Plan" means the Constellation Energy Group, Inc. Disability Insurance Plan as may be amended from time to time, or any successor plan.

     "Mortality Table" means the mortality table used to convert annuities to lump sums in the Pension Plan.

     "Other Incentive Awards Program" means the program(s) designated in writing by the Plan Administrator applicable to certain employees that provides awards; but includes only the types of awards that are includable in the computation of Pension Plan benefits.

     "Pension Plan" means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, or any successor plan.

     "Plan" means this Constellation Energy Group, Inc. Supplemental Pension
     Plan.

     "Plan Administrator" means, as set forth in Section 3, the Committee.

     "Rabbi Trust" means the trust adopted by Constellation Energy Group pursuant to the Grantor Trust Agreement Dated as of January 1, 2001, between Constellation Energy Group and Citibank, N.A.

     "Survivor Annuity Percentage" means 50%, unless the participant elects in the timing and manner established by the Plan Administrator, a higher percentage (in multiples of 5% to a total percentage not to exceed 100%).

     "Termination From Employment With Constellation Energy Group" means a participant's separation from service with Constellation Energy Group or a subsidiary of Constellation Energy Group; however, a participant's retirement, disability, or transfer of employment to or from a subsidiary of Constellation Energy Group shall not constitute a Termination From Employment With Constellation Energy Group.

3.   Plan Administration.  The Committee is the Plan Administrator and has sole
     -------------------
     authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. Appeals of written decisions by the Plan Administrator may be made to the Board of Directors of Constellation Energy Group. Decisions by the Board shall be final and not subject to further appeal. The Plan Administrator shall have the power to delegate all or any part of its duties to one or more designees, and to withdraw such authority, by written designation.

4.   Eligibility.  The officers or key employees of Constellation Energy Group
     -----------
     or its subsidiaries designated in Appendix A are participants under the Plan. Participation shall continue until such designation is withdrawn at the discretion and by written order of the Plan Administrator, provided, however, that such withdrawal may not be made for benefits provided pursuant to Sections 5 and 6 with respect to a participant who has satisfied the eligibility requirements to retire (as set forth in Section 5(b)(i)). Notwithstanding the foregoing, any participant while classified as disabled under the LTD Plan shall continue to participate in this Plan while classified as disabled and, for purposes of the supplemental pension benefit provided by this Plan, while classified as disabled, shall be deemed to continue to accrue Credited Service until no later than his/her Normal Retirement Date.

5.   Supplemental Pension Benefit.
     -----------------------------

     (a)  Generally.  A participant shall be eligible for supplemental pension
          ---------
          benefits and supplemental survivor annuity benefits under this Plan only if the participant's supplemental pension benefits under this Plan are greater than the supplemental pension benefits computed under the Executive Benefits Plan based on the participant's age, service, and eligible compensation on the date as of which benefits become payable.

     (b)  Retirement benefits.
          -------------------

          (i)  Eligibility for retirement benefits. A participant shall be
               -----------------------------------
               eligible to retire under this Plan on or after the participant's Normal Retirement Date, or on the first day of any month preceding his/her Normal Retirement Date, if on his/her Severance From Service Date and while a participant he/she has attained (1) age 55 and has accumulated at least 10 years of Credited Service; or (2) age 60 and has accumulated at least one year of Credited Service.

          (ii) Computation of retirement benefits.  A participant who is
               ----------------------------------
               eligible to retire under this Plan will be entitled to supplemental pension retirement benefits under this Plan, which will be calculated as set forth below on the participant's Benefit Start Date:

               (1)  add the Annual Base Salary and the Average Incentive Award,

               (2)  divide the sum by 12,

               (3) multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board of Constellation Energy Group - 60%; all other participants (by completed years of Credited Service) 1 through 9 - 3% per year; 10 through 19 - 40%; 20 through 24 -45%; 25 through 29 - 50%; and 30 or more - 55%,

               (4) multiply this dollar amount by the Early Receipt Reduction Factor; provided, however, if the participant is age 62 or older, such factor shall be one (1),

               (5) subtract from this dollar amount the charges relating to coverage for a preretirement survivor annuity in excess of 50%, and for a post-retirement survivor annuity in excess of 50%, and

               (6) subtract from the remainder the net amount payable to the participant under the Pension Plan on the participant's Benefit Start Date, assuming a 50% spousal joint and survivor annuity for a married participant(if the participant is not eligible to commence monthly Pension Plan payments on the participant's Benefit Start Date, the participant's benefit will be unreduced for Pension Plan payments until the date the participant is first eligible to commence monthly Pension Plan payments), or, if the participant elects a lump sum under the PEP provisions of the Pension Plan, the monthly amount that would have been payable under the Pension Plan as a life annuity for a single participant or as a 50% spousal joint and survivor annuity for a married participant, as of the Benefit Start Date under this Plan.

         (iii) Form of payout of retirement benefits.  Each participant entitled
               -------------------------------------
               to supplemental pension retirement benefits will receive his/her supplemental pension retirement benefits payout in the form of a monthly payment, unless the participant makes a valid election to receive his/her supplemental pension retirement benefits payout in the form of a lump sum.

               A participant may elect to receive his/her supplemental pension retirement benefits payout in the form of a lump sum by submitting to the Plan

               Administrator a signed Lump Sum Election Form. The Form must be received by the Plan Administrator before the beginning of the calendar year during which the participant's Severance From Service Date occurs. The election may be revoked at any time before the beginning of the calendar year during which the participant's Severance From Service Date occurs, by submitting to the Plan Administrator a signed Lump Sum Revocation Form.

          (iv) Amount, timing, and source of monthly retirement benefit payout.
               ---------------------------------------------------------------
               A participant entitled to monthly supplemental pension retirement benefits will receive monthly payments equal to the amount determined under paragraph (b)(ii). Such payments shall commence effective with the first of the month following the participant's Severance From Service Date. If such participant receives (or would have received but for the Internal Revenue Code Limitations) cost of living adjustment(s) under the Pension Plan, the monthly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Monthly payments hereunder shall permanently cease upon the death of the participant, effective with the monthly payment for the month following the month of the participant's death. Monthly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

          (v)  Amount, timing, and source of lump sum retirement benefit payout.
               ----------------------------------------------------------------
               A participant entitled to a lump sum supplemental pension retirement benefit will receive a lump sum payment. This lump sum payment will be calculated by a certified actuary and will be equal to the present value of an immediate annuity including the estimated present value of post-retirement supplemental survivor annuity benefits described in Section 6, and reflecting the present value of any deferred Pension Plan payments using (1) the supplemental pension retirement benefit amount calculated under paragraph (b)(ii), which is expressed as a monthly amount, (2) the Interest Rate computed on the participant's Benefit Start Date, and (3) the Mortality Table. Such lump sum payment shall be made within 60 days after the participant's Retirement Date. The lump sum payment shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A participant who receives a lump sum payment shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.

          (vi) Death of participant entitled to lump sum payout.  In the event
               ------------------------------------------------
               of the death of a participant after his/her Severance From Service Date and before the participant receives the lump sum payment under paragraph (b)(v), such lump sum payment shall be made to the participant's surviving spouse (as defined in Section 6(i)). The lump sum payment shall be the same amount and made at the same time and from the same sources as set forth in paragraph
               (b)(v). If there is no surviving spouse at the date of the participant's death, no payments shall be made pursuant to Sections 5 or 6. A surviving spouse who receives a lump sum benefit under this paragraph (b)(vi) shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.


      (c)      Entitlement to benefit upon happening of certain events.
               -------------------------------------------------------
          (i)  Computation of gross accrued benefit.  The computation of the
               ------------------------------------
               gross accrued supplemental pension benefit for a participant as of the date of the computation will be made as follows:

               (1)  add the Annual Base Salary and the Average Incentive Award,

               (2)  divide the sum by 12, and

               (3) multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board of

                    Constellation Energy Group - 60%; all other participants (by completed years of Credited Service as of the date of the computation) 1 through 9 - 3% per year; 10 through 19 - 40%; 20 through 24 - 45%; 25 through 29 - 50%; and 30 or more - 55%.

         (ii)  Computation of net accrued benefit. The computation of the net
               ----------------------------------
               accrued supplemental pension benefit for a participant as of the date of the computation will be made by subtracting from the gross accrued benefit determined under paragraph (c)(i) the amount of the participant's Gross Pension under the Pension Plan determined as of the date of the computation and assuming that monthly payments of such Gross Pension begin on the first of the month after the later of reaching age 62 or the date of the computation. If the participant is not eligible for payment of a Gross Pension under the Pension Plan, the participant's Accrued Gross Pension determined as of the date of the computation shall be substituted for the Gross Pension described above, with the appropriate reduction for early receipt applied as if the participant were eligible to begin payment of his Accrued Gross Pension on the first of the month after the later of reaching age 62 or the date of the computation.

         (iii) Satisfaction of requirements. A participant who has satisfied
               ----------------------------
               the age and Credited Service requirements set forth in Section 5(b)(i) while eligible as set forth in Section 4, but who the Committee determines does not retire under the Plan due to Demotion, Termination From Employment With Constellation Energy Group, or the withdrawal of a participant's eligibility to participate under Section 5, shall be entitled to his/her net accrued supplemental pension benefit. The effective date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal event shall be the date of such Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

         (iv)  Other events.  A participant, regardless of his/her age and years
               ------------
               of Credited Service, shall
               be entitled to his/her net accrued supplemental pension benefit upon the happening of any of the following entitlement events, but only if such entitlement event occurs while a participant and before a participant retires under this Plan:

               (1)  Change in Control.  A Change in Control, followed within two
                    -----------------
                    years by the participant's Demotion, a participant's Termination From Employment With Constellation Energy Group, or the withdrawal of the participant's eligibility to participate under the Plan, is an entitlement event. The effective date of the entitlement event shall be the date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

               (2)  Plan amendment.  A Plan amendment that has the effect of
                    --------------
                    reducing a participant's gross accrued supplemental pension benefit is an entitlement event. In determining whether such a reduction has occurred, the participant's gross accrued supplemental pension benefit calculated on the day immediately preceding the effective date of the amendment shall be compared to the participant's gross accrued supplemental pension benefit calculated on the effective date of the amendment. An amendment that has the effect of reducing future benefit accruals is not an entitlement event. It is intended that an entitlement event under this paragraph (c)(iv)(2) will occur only with respect to those amendments that are substantially similar to amendments that are prohibited by Internal Revenue Code section 411(d)(6) with respect to qualified pension plans. The effective date of the entitlement event shall be the effective date of the Plan amendment.

               (3)  Involuntary Demotion, Termination From Employment With
                    ------------------------------------------------------
                    Constellation Energy Group, or eligibility withdrawal
                    -----------------------------------------------------
                    without Cause.  A participant's involuntary Demotion or
                    -------------
                    involuntary Termination From Employment With Constellation Energy Group without Cause, or the withdrawal of a participant's eligibility to participate under Sections 5 or 6 of the Plan without Cause, is an entitlement event. The effective date of the entitlement event shall be the effective date of the participant's involuntary Demotion or involuntary Termination From Employment With Constellation Energy Group without Cause, or the eligibility withdrawal without Cause.

          (v)  Form of benefit payout. Each participant entitled to a payout
               ----------------------
               under this paragraph (c) will receive such payout in the form of a lump sum payment.

          (vi) Amount, timing, and source of benefit payout.  A participant
               --------------------------------------------
               entitled to a payout of his/her net accrued benefit, as a result of the occurrence of an event described in paragraphs (c)(iii),
               (c)(iv)(1), (2), or (3) will be entitled to a lump sum benefit. This lump sum benefit will be calculated by a certified actuary as the present value, determined as of the date of payment, of an annuity beginning at age 62 (or the participant's actual age, if the participant is older than age 62 on the date the lump sum benefit is payable), including the estimated present value of post-retirement survivor annuity benefits described in Section 7, using (1) the net accrued benefit amount calculated under paragraph (d)(ii) on the effective date of the entitlement event, which is expressed as a monthly amount, (2) the Interest Rate computed on the date the lump sum benefit is payable, and (3) the Mortality Table. The lump sum benefit shall be payable as of the participant's Severance From service Date, and shall be made within 60 days after such date in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A participant who receives a lump sum benefit under this paragraph (c)(vi) shall not be entitled to any cost of living or other pension payment adjustments or to preretirement or post-retirement survivor annuity coverage.

         (vii) Death of participant entitled to lump sum payout.  In the event
               ------------------------------------------------
               of the death of a participant after the occurrence of an event described in paragraphs (c)(iii), (c)(iv)(1), (2), or (3) and before the participant receives the lump sum payment under paragraph (c)(v), such lump sum payment shall be made to the participant's surviving spouse (as defined in Section 6(i)). The lump sum payment will be calculated by a certified actuary and will be equal to 100% of the lump sum that would have been paid to the participant under paragraph (vi), as of the date on which the lump sum is payable under this paragraph (vii), provided that the participant's date of death is on or after his/her Severance From Service Date. If the participant's date of death is before his/her Severance From Service Date, 50% shall be substituted for 100% in the preceding sentence. The lump sum benefit shall be payable as of the earlier of the participant's Severance From Service Date or date of death, and shall be made within 60 days after such date in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. If there is no surviving spouse at the date of the participant's death, no payments shall be made pursuant to Sections 5 or 6. A surviving spouse who receives a lump sum benefit under this paragraph (c) (vii) shall not be entitled to any cost of living or other pension payment adjustments or to preretirement or post-retirement survivor annuity coverage under the Plan.

6.   Supplemental Survivor Annuity Benefit.
     -------------------------------------

     (a) Survivor annuity benefit.
         ------------------------

         (i)   Eligibility for survivor annuity benefit.  Following the death of
               ----------------------------------------
               a participant who is fully vested under the Pension Plan, a supplemental survivor annuity may be paid to the participant's surviving spouse until the death of that spouse, using the Survivor Annuity Percentage. The participant will not bear the cost of up to a 50% survivor annuity benefit, but will bear the cost of a survivor annuity benefit in excess of 50%. For purposes of this Section 6(a), a participant's surviving spouse is the individual married to the participant on the date of the participant's death. If there is no surviving spouse, or if the participant or the participant's spouse previously received or is entitled to receive either a lump sum payment under Section 5, or a benefit under the Senior Executive Supplemental Plan, no supplemental survivor annuity will be payable.

         (ii)  Computation of survivor annuity benefit.  The amount of the
               ---------------------------------------
               supplemental survivor annuity will be determined as follows:

               (1) if the participant's Benefit Start Date occurred prior to the date of death:

                    (a) begin with the monthly pension benefit (under Section 5(b) of this Plan) that the participant was receiving prior to the date of death, and

                    (b) multiply this dollar amount by the Survivor Annuity Percentage.

               (2)  otherwise:

                    (a) Unless the participant elected the alternative in-service death benefit in section (b) below:

                         (1) begin with the monthly Early Retirement pension benefit (under both the Pension Plan and Section 5(b) of this Plan) to which the participant would have been entitled to receive if:

                              the participant had been retired at the later of age 60 or his/her actual age on the date of death for purposes of computing the Early Receipt Reduction Factor,

                         (2) multiply this dollar amount by the Survivor Annuity Percentage ,

                         (3) subtract from the product the net amount, if any, of the survivor annuity provided on behalf of the participant under the Pension Plan if the participant is participating in the Traditional Pension Plan, or the monthly annuity that would have been provided to the participant's spouse assuming that he or she had been designated as the participant's beneficiary and had chosen to receive a survivor benefit in the form of a monthly annuity, if the participant is participating in the PEP, and

                         (4) subtract from this dollar amount the charges relating to coverage (under both the Pension Plan and this Plan) for a preretirement survivor annuity in excess of 50%.

                   (b) If the participant was a participant in the Pension Equity Plan option of the Pension Plan and elected this alternative in-service death benefit by December 31 of the year prior to his/her death or during the 2001 initial election period established by the Plan Administrator

                         (1) calculate the benefit under the Constellation Energy Group Benefits Restoration Plan that would have been payable to the surviving spouse if the participant were a participant in that plan and
                         (2) that dollar amount will be paid to the surviving spouse only in the form of a lump sum from this Plan.


         (iii) Form of payout of survivor annuity benefits. Unless the
               -------------------------------------------
               participant made a valid election by December 31 of the year prior to his/her death or during the 2001 initial election period established by the Plan Administrator, to have the survivor benefits paid in a lump sum, each surviving spouse entitled to a supplemental survivor annuity benefit will receive his/her survivor annuity benefit payout in the form of a monthly payment.

          (iv) Amount, timing, and source of monthly survivor annuity benefit
               --------------------------------------------------------------
               payout.  A surviving spouse entitled to monthly supplemental
               ------
               survivor annuity benefits will receive a monthly payment equal to the amount determined under (ii) above. Such payments shall commence effective with the first day of the month following the month of the participant's death. If such surviving spouse receives (or would have received but for the Internal Revenue Code Limitations) cost of living adjustment(s) under the Pension Plan, the monthly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Monthly payments hereunder shall permanently cease upon the death of the surviving spouse, effective with the monthly payment for the month following the month of the surviving spouse's death. Monthly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

          (v)  Amount, timing, and source of lump sum survivor benefit payout. A
               --------------------------------------------------------------
               surviving spouse entitled to a lump sum supplemental survivor benefit will receive a lump sum payment. This lump sum payment will be calculated by a certified actuary and will be equal to the present value of an immediate annuity. Such lump sum payment shall be made within 60 days after the participant's death. The lump sum payment shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A surviving spouse who receives a lump sum payment shall not be entitled to any cost of living or other pension payment adjustments.

          (vi) Death of surviving spouse entitled to lump sum payout.  In the
               -----------------------------------------------------
               event of the death of a surviving spouse before the spouse receives the lump sum payment under section 6(a)(v) no payment shall be made.

7.   Miscellaneous.  None of the benefits provided under this Plan shall be
     -------------
     subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except (i) to the extent specially mandated and directed by applicable State or Federal statute; or (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability.

     This Plan may be amended from time to time, or suspended or terminated at any time, provided, however, that no amendment or termination shall reduce any previously accrued supplemental pension benefit under this Plan or impair the rights of any participant or beneficiary entitled to receive current or future payment hereunder at the time of such action. All amendments to this Plan which would increase or decrease the compensation of any Officer of Constellation Energy Group, either directly or indirectly, must be approved by the Board of Directors. All other permissible amendments may be made at the written direction of the Committee. Notwithstanding anything else in this Plan to the contrary, the Constellation Energy Group Board of Directors may authorize a Participant to be eligible for benefits or may increase benefit payments.

     Participation in this Plan shall not constitute a contract of employment between Constellation Energy Group and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

     The Plan, notwithstanding the creation of the Rabbi Trust, is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974. Constellation Energy Group shall make contributions to the Rabbi Trust in accordance with the terms of the Rabbi Trust. Any funds which may be invested and any assets which may be held to provide benefits under this Plan shall continue for all purposes to be a part of the general funds and assets of Constellation Energy Group and no person other than Constellation Energy Group shall by virtue of the provisions of this Plan have any interest in such funds and assets. To the extent that any person acquires a right to receive payments from Constellation Energy Group under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Constellation Energy Group.

     In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.

     This Plan shall be governed in all respects by Maryland law.